UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 25, 2008
Netezza Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33445	04-3527320

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Forest Street Marlborough, MA	01752

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 382-8200

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 25, 2008, Jitendra S. Saxena, the Chief Executive Officer and Chairman of Netezza Corporation (the “Company”), informed the Company’s board of directors that he has decided to resign as Chief Executive Officer, effective as of the close of business on January 31, 2009. Mr. Saxena will continue to serve as the Company’s Chairman following his resignation as Chief Executive Officer.
     On November 25, 2008, the board of directors of the Company appointed James Baum, age 44, to serve as the Chief Executive Officer of the Company, effective February 1, 2009. Mr. Baum has served as the President and Chief Operating Officer of the Company since June 2006 and as a director since August 2006. Following his appointment as Chief Executive Officer, Mr. Baum will continue to serve as the Company’s President and as a director; he will not retain the title of Chief Operating Officer. Prior to joining the Company, Mr. Baum served as the President and Chief Executive Officer of Endeca Technologies, Inc., a provider of search and guided navigation solutions, from November 2004 to October 2005 and as President and Chief Operating Officer from June 2001 to November 2004.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netezza Corporation
Date: December 1, 2008	By:	/s/ Patrick J. Scannell, Jr.
Patrick J. Scannell, Jr.
Senior Vice President and Chief Financial Officer